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                                                      Ex. 99.6

                              September 9, 1999


     HealthCore Medical Solutions, Inc.
     11904 Blue Ridge Boulevard
     Grandview, MO 64030


             Form S-4 Registration Statement for Registration of
            Approximately 10,700,000 Shares of HealthCore Medical
                         Solutions, Inc. Common Stock

     Ladies and Gentlemen:

                   I hereby consent to the use of my name in the above-referenced registration statement as a member of the Board of Directors of HealthCore Medical Solutions, Inc., to be renamed Adatom.com, Inc. upon completion of the merger described in such registration statement.


                                                 /s/ Sylvia Dresner
                                                 ---------------------
                                                 Name: Sylvia Dresner